Exhibit 99.1

Medley Capital Corporation Declares $0.36 Per Share Dividend; Announces March 31, 2013 Financial Results

New York, NY – May 2, 2013

Second Quarter Fiscal Year 2013 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that its Board of Directors declared a dividend for the quarter ended March 31, 2013 of $0.36 per share, payable on June 14, 2013, to stockholders of record as of May 27, 2013. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter ended March 31, 2013

Second Quarter Highlights

•	Declared a dividend of $0.36 per share
•	Net investment income of $0.36 per share
•	Net income of $0.40 per share
•	Net asset value (NAV) of $12.73 per share
•	Gross investment originations of $123.2 million
•	Issued $63.5 million of 10 year 6.125% senior notes
•	Amended Credit Facility to increase the accordion feature to $400 million from $300 million
•	Received approval for SBIC license

Portfolio Investments

The total value of our investments, including cash and cash equivalents, was $623.8 million at March 31, 2013. During the quarter ended March 31, 2013, the Company originated $123.2 million of new investments and had $53.0 million of repayments resulting in net investment originations of $70.2 million. As of March 31, 2013, the Company had investments in securities of 51 portfolio companies with approximately 61.0% consisting of senior secured first lien investments, 33.6% consisting of senior secured second lien investments, 0.7% in equities / warrants and 4.7% consisting of cash and cash equivalents. As of March 31, 2013, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 13.9% and there were no assets on non-accrual status.

Results of Operations

For the three and six months ended March 31, 2013, the Company reported net investment income of $0.36 and $0.75 per share and net income of $0.40 and $0.79 per share, respectively, calculated based upon the weighted average shares outstanding. As of March 31, 2013, the Company’s NAV was $12.73 per share.

Investment Income

For the three months ended March 31, 2013, gross investment income was $20.2 million and consisted of $16.7 million of portfolio interest income and $3.5 million of other fee income. For the six months ended March 31, 2013, gross investment income was $37.9 million and consisted of $31.5 million of portfolio interest income and $6.4 million of other fee income.

Expenses

For the three months ended March 31, 2013, total expenses were $9.8 million and consisted of the following: base management fees of $2.5 million, incentive fees of $2.6 million, interest and financing expenses of $2.9 million, professional fees of $0.6 million, administrator expenses of $0.6 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.5 million.

For the six months ended March 31, 2013, total expenses were $17.9 million and consisted of the following: base management fees of $4.6 million, incentive fees of $5.0 million, interest and financing expenses of $5.3 million, professional fees of $0.8 million, administrator expenses of $1.1 million, directors fees of $0.2 million, and other general and administrative related expenses of $0.9 million.

Net Investment Income

For the three and six months ended March 31, 2013, the Company reported net investment income of $10.4 million and $20.0 million, or $0.36 and $0.75 on a weighted average per share basis, respectively.

Net Realized and Unrealized Gains/Losses

For the three months ended March 31, 2013, the Company reported net realized gains of $0.2 million and net unrealized appreciation of $1.0 million. For the six months ended March 31, 2013, the Company reported net realized gains of $0.4 million and net unrealized appreciation of $0.7 million.

Liquidity and Capital Resources

As of March 31, 2013, the Company had cash and cash equivalents of $29.7 million and $26.1 million of debt outstanding under its $209.0 million senior secured revolving credit facility.

As of March 31, 2013, the Company had $105 million of debt outstanding under its senior secured term loan credit facility, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On May 1, 2013, the Company’s board of directors declared a quarterly dividend of $0.36 per share payable on June 14, 2013 to holders of record as of May 27, 2013.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, May 3, 2013.

All interested parties may participate in the conference call by dialing (877) 546-5019 approximately 5-10 minutes prior to the call: international callers should dial (857) 244-7551. Participants should reference Medley Capital Corporation and the participant passcode of 85450284 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	March 31, 2013	September 30, 2012
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $585,654 and $394,482, respectively)	$585,282	$393,741
Affiliated investments (amortized cost of $8,973 and $8,679, respectively)	8,881	8,208
Total investments at fair value	594,163	401,949
Cash and cash equivalents	29,660	4,894
Interest receivable	7,022	3,940
Deferred financing costs, net	7,599	4,652
Fees receivable	840	-
Other assets	230	232
Deferred offering costs	332	104

Total assets	$639,846	$415,771

LIABILITIES
Revolving credit facility payable	$26,100	$15,000
Term loan payable	105,000	55,000
Notes payable	103,500	40,000
Payable for investments purchased	30,741	10,212
Management and incentive fees payable, net	5,133	3,515
Accounts payable and accrued expenses	1,262	924
Administrator expenses payable	579	466
Deferred revenue	116	174
Interest and fees payable	1,655	1,048
Due to affiliate	38	13
Accrued organizational Costs	43	-
Offering costs payable	198	80

Total liabilities	$274,365	$126,432

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
28,703,397 and 23,110,242 common shares issued and outstanding, respectively	$29	$23
Capital in excess of par value	358,651	285,012
Accumulated undistributed net investment income	6,935	5,560
Accumulated net realized gain (loss) from investments	329	(45)
Net unrealized appreciation (depreciation) on investments	(463)	(1,211)
Total net assets	365,481	289,339

Total liabilities and net assets	$639,846	$415,771

NET ASSET VALUE PER SHARE	$12.73	$12.52

Medley Capital Corporation

Consolidated Statements of Operations (in thousands, except share and per share data)

	For the three months ended March 31		For the six months ended March 31
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$16,340	$6,930	$30,810	$12,467
Affiliated investments	367	1,535	736	3,089
Total interest income	16,707	8,465	31,546	15,556
Interest from cash and cash equivalents	2	1	4	3
Other fee income	3,498	1,508	6,377	2,644
Total investment income	20,207	9,974	37,927	18,203

EXPENSES
Base management fees	2,534	1,239	4,630	2,284
Incentive fees	2,599	1,352	5,003	2,559
Interest and financing expenses	2,933	827	5,251	1,109
Administrator expenses	569	382	1,091	678
Professional fees	549	341	841	633
Directors fees	131	131	243	246
Insurance	73	118	141	222
General and administrative	274	175	564	277
Organizational expense	149	-	149	-
Expenses before management fee waiver	9,811	4,565	17,913	8,008
Management fee waiver	-	-	-	(41)
Total expenses net of management fee waiver	9,811	4,565	17,913	7,967
Net investment income before excise taxes	10,396	5,409	20,014	10,236
Excise tax expense	-	-	-	(36)
NET INVESTMENT INCOME	10,396	5,409	20,014	10,200

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	153	(3)	374	108
Net change in unrealized appreciation/(depreciation) on investments	974	432	748	(81)
Net gain/(loss) on investments	1,127	429	1,122	27

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$11,523	$5,838	$21,136	$10,227

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.40	$0.34	$0.79	$0.59
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.36	$0.31	$0.75	$0.59
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	28,669,859	17,320,468	26,697,175	17,320,468

DIVIDENDS DECLARED PER COMMON SHARE	$0.36	$0.28	$0.72	$0.53

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7-50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777